ING SmartDesign SimpleChoice Variable Annuity

                  DEFERRED VARIABLE ANNUITY CUSTOMER DATA FORM

ING USA Annuity and Life Insurance Company
Service Office: P.O. Box 9271, Des Moines, IA 50306-9271
Overnight Address: 909 Locust Street, Des Moines, IA 50309-2899
Phone: 800-366-0066

FOR AGENT USE ONLY:
Client's Account Number:________________________________________________________

1(A) OWNER
Name:______________________________________________Trust Date:__________________
SSN or Tax ID:____________________Date of Birth:_______________ __Male __Female
Permanent Address:__________________City:_____________State:_______ Zip:________
Telephone: Home:______________Work:_____________EMail Address:__________________

1(B)JOINT OWNER (Optional. Non-Qualified Plans Only. Option Package I only.) Name:______________________________________________Trust Date:__________________
SSN or Tax ID:____________________Date of Birth:_______________ __Male __Female
Permanent Address:__________________City:_____________State:_______ Zip:________
Telephone: Home:______________Work:_____________EMail Address:__________________

2 (A) ANNUITANT (If other than owner. For Qualified contracts, must be the same as the owner. Annuitant may not be changed.) Name:______________________________________________Trust Date:__________________
SSN or Tax ID:____________________Date of Birth:_______________ __Male __Female
Permanent Address:__________________City:_____________State:_______ Zip:________

2 (A) CONTINGENT ANNUITANT (Optional. The Owner is the Contingent Annuitant unless someone else is names.) Name:______________________________________________Trust Date:__________________
SSN or Tax ID:____________________Date of Birth:_______________ __Male __Female
Permanent Address:__________________City:_____________State:_______ Zip:________

IU-CDF-3016                        Page 1 of 7                 133015 10/21/2004

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3 BENEFICIARY(S) Must be completed.
Restricted Beneficiary. If requested, complete a "Restricted Beneficiary" form and submit with this form.
Beneficiaries will be split equally if no percentages are provided.

PRIMARY BENEFICIARY
Name:___________________________________Date of Birth:________________ ________%
SSN or Tax ID:__________________________Relationship to Owner:__________________
Address:________________________________________________________________________

__PRIMARY __CONTINGENT BENEFICIARY
Name:___________________________________Date of Birth:________________ ________%
SSN or Tax ID:__________________________Relationship to Owner:__________________
Address:________________________________________________________________________

__PRIMARY __CONTINGENT BENEFICIARY
Name:___________________________________Date of Birth:________________ ________%
SSN or Tax ID:__________________________Relationship to Owner:__________________
Address:________________________________________________________________________

__PRIMARY __CONTINGENT BENEFICIARY
Name:___________________________________Date of Birth:________________ ________%
SSN or Tax ID:__________________________Relationship to Owner:__________________
Address:________________________________________________________________________

For additional Beneficiary designations, attach a separate page, signed and dated by the owner(s).

SAMPLE BENEFICIARY DESIGNATIONS
Be sure to use given names such as "Mary M. Doe", not "Mrs. John Doe", and include the address and relationship of the beneficiary(s) to the owner. The following designations may be helpful to you:

                            Name                  Relationship to Owner  Percent
One Primary Beneficiary     Mary M. Doe           Sister                    100%

Two Primary Beneficiaries   Jane J. Doe           Mother                     50%
                            John J. Doe           Father                     50%

One Primary Beneficiary     Jane J. Doe           Wife                      100%
One Contingent              John J. Doe           Son                       100%

Estate                      Estate of John Doe    Estate                    100%

Trust                       ABC Trust             Trust                     100%
                            Dtd 1/1/85

Testamentary Trust          Trust created by the  Testamentary Trust        100%
(Trust established          Last Will and
within the owner's will)    Testament of John Doe

IU-CDF-3016                     Page 2 of 7                    133015 10/21/2004

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4 INITIAL INVESTMENT
Please make any checks payable to ING USA Annuity and Life Insurance Company. __Initial Premium Paid:$______________________________________________________
__Estimated amount of Transfer/1035 Exchange:$________________________________

5 PRODUCT SELECTION
PRODUCT
_X_ING SmartDesign SimpleChoice Variable Annuity

BENFIT OPTION PACKAGE (Select One. The default is Option Package I if no Option Package is selected.)

__Option Package I (This is the only option package available to Joint Owners.)
__Option Package II
__Option Package III (In the state of WA the 5% Rollup Death Benefit is not available.)

OPTIONAL LIVING BENFIT RIDERS (May Select One.)
__Minimum Guaranteed Accumulation Benefit (Not available in the state of OR.)
__ING PrincipalGuard Withdrawal Benefit (Not available in the states of MA, MN, OR, TX, and WA.)

6 TELEPHONE REALLOCATION AUTHORIZATION

I authorize ING USA Annuity and Life Insurance Company (the Company) to act upon reallocation instructions, given by electronic means or voice command from the agent named in section 14 and/or the following individuals listed below upon furnishing their Social Security Number or alternative identification number.

To authorize the agent, the Owner must initial:_____________________ Provide the name and Social Security Number of other authorized individuals below1:

Name:__________________________Social Security Number:__________________________
Name:__________________________Social Security Number:__________________________

Neither the Company nor any person authorized by the Company will be responsible for any claim, loss, liability or expense if the Company or authorized person acts in good faith in reliance upon this authorization in connection with oral/electronic instructions. The Company will continue to act upon this authorization until such time as the person indicated above is no longer affiliated with the broker/dealer under which my contract was purchased or until such time as I notify the Company in writing of a change in instructions. The Company may discontinue or limit this privilege at any time.

1If the authorized person's Social Security Number is not provided, the individual will not be authorized.

7 PLAN TYPE
Non-Qualified: __Regular  __1035 Exchange

Qualified: __IRA  __IRA Transfer  __IRA Rollover from Qualified Plan
           __SEP-IRA  __403(b) TSA Transfer
           __Qualified Other:___________________________________________________
__Roth IRA - If transfer, please provide original conversion /establishment date and amount:_____________________________________________________________________
__Simple IRA - If transfer, please provide original establishment date and amount:_________________________________________________________________________

IU-CDF-3016                     Page 3 of 7                    133015 10/21/2004

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8 IMPORTANT NOTICE REGARDING REPLACEMENT
Do you currently have any existing annuity or life insurance policies or coverage?
__Yes (Proceed below.) __No (Proceed to section 9.)
This purchase may involve discontinuing or changing an existing policy or contract. If so, a replacement is occurring. Financed purchases are also considered replacements. A replacement occurs when a new policy or contract is purchased and in connection with the sale you discontinue making premium payments on the existing policy or contract or an existing policy or contract is surrendered, forfeited, assigned to the replacing insurer or otherwise terminated or used in a financed purchase.

A financed purchase occurs when the purchase of a new life insurance policy or an annuity contract involves the use of funds obtained by the withdrawal or surrender of or by borrowing some or all of the policy values including accumulated dividends of an existing policy to pay all or part of any premium or payment due on the new policy. A financed purchase is a replacement.
You should carefully consider whether a replacement is in your best interest. You will pay acquisition costs and there may be surrender costs deducted from your policy or contract. You may be able to make changes to your existing policy or contract to meet your insurance needs at less cost. A financed purchase will reduce the value of your existing policy and may reduce the amount paid upon the death of the insured.

We want you to understand the effects of replacements before you make your purchase decision and ask that you answer the following questions.

1. Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract?
__Yes __No

2. Are you considering using funds from your existing policies or contracts to pay premiums due on this new policy or contract?
__Yes __No

If you answered "Yes" to either of the above questions, please complete and return with this form a copy of the appropriate state replacement form(s), if applicable.

I do not want this notice read aloud to me. _____________ (Owner/Applicants must initial here ONLY if they do not want the above notice read aloud.)

9 INITIAL ALLOCATIONS

Enter initial allocations in whole percentages. If Dollar Dost Averaging (DCA) is requested, please use section 10 for the initial amounts.
                                VARIABLE ALLOCATIONS
__% ING Lifestyle Aggressive Growth1   __% ING Lifestyle Moderate Portfolio1
__% ING Lifestyle Growth1              __% ING Liquid Assets 1,2
__% ING Lifestyle Moderate Growth1
                                FIXED ALLOCATIONS2
Enter the allocation percentage and the fixed interest period. Check availability prior to selection.
__%______ Year Fixed2                  __%______ Year Fixed2
__%______ Year Fixed2                  __%______ Year Fixed2
__%______ Year Fixed2                  __%______ Year Fixed2

10 DOLLAR COST AVERAGING (DCA) Optional

1) DCA SOURCE FUNDS (From) -A minimum of $1,200 must be allocated into one of the following source funds. Check availability prior to selection.
__% ING Liquid Assets 1,2
__% 1 YR DCA2                          __%6-Month DCA2

Monthly transfer amount:$________________ (Max: 1/12 of amount allocated to divisions below. Not applicable for 6-Month DCA.)

2) DCA ALLOCATIONS (To) -Specify in whole percentages the investment options for the DCA transfers.
                                VARIABLE ALLOCATIONS
__% ING Lifestyle Aggressive Growth1   __% ING Lifestyle Moderate Portfolio1
__% ING Lifestyle Growth1              __% ING Liquid Assets 1,2
__% ING Lifestyle Moderate Growth1

Do the Initial allocations and DCA allocations total 100%?
1 The available share class is subject to distribution and/or service (12b-1) fees.
2 Death benefit and living benefit guarantees may be affected by amounts invested in or transferred to and from these investment options.

IU-CDF-3016                     Page 4 of 7                    133015 10/21/2004

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11 OPTIONAL AUTOMATIC PROGRAMS
OPTIONAL SYSTEMATIC PARTIAL WITHDRAWALS (Select one below.)
To have your withdrawals deposited into your bank account, please complete the bank account information below.
__Maximum Amount available free of deferred sales charge.
__Specified Systematic Payment:$_________________________ ($100.00 Minimum.)
__Specified Percentage: %________________________________
Frequency: __Monthly  __Quarterly  __Annually
Starting(any day through the 28th)_____________________(MM/DD/YYYY)
Must wait 30 days after the initial payment has been received to begin withdrawals.
__I do not want income tax withheld.
__I would like the following income tax withheld.
__Federal $__________ or __________%
__State $__________ or __________%
__Check here if you do not wish to reduce the dollar amount of this withdrawal in the event of a surrender charge. (Please note that your initial dollar amount cannot be higher than the maximum available. Going over the maximum available may incur a surrender charge and may have an adverse effect on the death benefit amounts).

OPTIONAL ACCOUNT REBALANCING PROGRAM (Not available with DCA. $10,000 Minimum.) Automatic Allocation Rebalancing will occur on the last business day of the next scheduled rebalancing date. Please consult your prospectus for details regarding this feature as well as restrictions, minimum or maximum limitations, fees and other applicable information. Automatic Allocation Rebalancing does not apply to the Fixed Allocation(s) and cannot be elected if you participate in Dollar Cost Averaging. The percentages will be proportionally recalculated for subsequent reallocations if you have chosen a Fixed Allocation Election. Any subsequent reallocation, add-on or partial withdrawal you direct, other than on a pro rata basis, will terminate this program. If the initial investment amount does not meet the required $10,000 minimum, this request will not be processed. Once the minimum requirement is met, a new request must be submitted.

Please rebalance my portfolio to the allocations on this form:
__Quarterly  __Semi-Annually  __Annually

OPTIONAL PRE-AUTHORIZED PAYMENT PLAN (Complete bank account information below.) I understand that all payments made will be allocated pro rata according to the initial allocations entered on this form. I understand and agree to indemnify the Company for any costs incurred should there be insufficient funds in the below listed account. I further understand that the Company may sell sufficient investments in the divisions underlying my contract to recover the full amount of the debit entry.
Deduction Frequency: __Monthly __Quarterly __Annually
Amount:$________________ Start Date:_______________________________

BANK ACCOUNT INFORMATION (Please verify this information with your bank prior to submission.)
I hereby authorize the Company to initiate a debit/credit entry(ies) to the account indicated below and in the amount and frequency listed above. This authorization shall remain in force until I give the Company written notice of termination of this authorization. A voided check or savings account deposit slip is required.
Bank Account Owner Name:________________________________________________________
Bank Account Joint Owner Name (if applicable): _________________________________ Bank Name:______________________________Bank Telephone Number:__________________
Bank Address:___________________________________________________________________
City:_________________________________State:____________ Zip:___________________
__Checking Account  __Savings Account
ABA/Routing Number:___________________Account Number:___________________________

ATTACH VOIDED
CHECK/ DEPOSIT SLIP HERE

IU-CDF-3016                     Page 5 of 7                    133015 10/21/2004

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12 STATE REQUIRED NOTICES


Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.

Colorado, Kentucky, New Mexico, Ohio, Oklahoma, Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or any other person, files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto, commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.

California: For your protection, California law requires the following notice:
Any person who knowingly presents a false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in a state prison.

California Reg. 789.8: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset and before the purchase of any life insurance or annuity contract.

Arkansas, Florida, and Louisiana: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Maine, Tennessee and Washington DC: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or denial of insurance benefits.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Virginia: A person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.

13 SIGNATURES AND ACKNOWLEDGEMENTS (Please read carefully and sign below.)

By signing below, I acknowledge receipt of a current Prospectus for the variable annuity. I agree that, to the best of my knowledge and belief, all statements and answers in this form are complete and true and may be relied upon in determining whether to issue the applied for variable annuity. Only the owner and ING USA Annuity and Life Insurance Company have the authority to modify this form.

Variable Annuities and the underlying series shares or securities which fund them are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are also subject to market fluctuation, investment risk and possible loss of principal invested.

I understand that when based on the investment experience of the Separate Account Division, the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. The variable annuity applied for is in accord with my anticipated financial objectives.

I understand that the value allocated to any Account subject to a Market Value Adjustment may increase or decrease if surrendered or withdrawn prior to a specified date(s) as stated in the contract.

My signature certifies, under penalty of perjury, that the taxpayer identification number provided is correct. Unless and until you are otherwise notified, I am not subject to backup withholding because: I am exempt; or I have not been notified that I am subject to backup withholdings resulting from failure to report all interest dividends; or I have been notified that I am no longer subject to backup withholding. (Strike out the preceding sentence if subject to backup withholding.) The IRS does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner Signature:________________________________________________________________
Signed at1 (City, State):_____________________________________Date:_____________
Joint Owner Signature (If applicable):__________________________________________
Signed at1 (City, State):_____________________________________Date:_____________
Annuitant Signature (If other than owner):______________________________________
Signed at1 (City, State):_____________________________________Date:_____________

1If this Customer Data Form is being signed in a state other than the Owner's resident state, please indicate the reason in the special remarks section. If you have any questions on what is an acceptable reason, please refer to the Nexis Information Worksheet.

IU-CDF-3016                     Page 6 of 7                    133015 10/21/2004

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14 AGENT INFORMATION
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?
__Yes__No (If "Yes", return with this form a completed copy of the appropriate state replacement form(s), if applicable.) bg

Compensation Alternative (Select one- please verify with your Broker/Dealer that the option you select is available.):
__A __B __C

__Check here if there are multiple agents on this contract.
Split: for Agent #1___________%, Agent #2___________%, Agent #3___________%
Please Note: Compensation will be split equally if no percentages are indicated.

Partial percentages will be rounded up and Agent #1 will be given the highest percentage in the case of unequal percentages. Agent #1 will receive all correspondence regarding the policy.
AGENT #1
Print Name:______________________________Signature:_____________________________
SSN:_____________________________________Agent Phone:___________________________
License #/Broker Code:___________________Broker/Dealer Branch:__________________
AGENT #2
Print Name:______________________________Signature:_____________________________
SSN:_____________________________________Agent Phone:___________________________
License #/Broker Code:___________________Broker/Dealer Branch:__________________
AGENT #3
Print Name:______________________________Signature:_____________________________
SSN:_____________________________________Agent Phone:___________________________
License #/Broker Code:___________________Broker/Dealer Branch:__________________

15 SPECIAL REMARKS








IU-CDF-3016                     Page 7 of 7                    133015 10/21/2004